EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-147724, 333-14006 and 333-9546 on Form S-8 of our reports dated June 24, 2008, relating to the consolidated financial statements and financial statement schedule of Luxottica Group S.p.A. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, effective January 1, 2007”), and the effectiveness of Luxottica Group S.p.A.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Luxottica Group S.p.A for the year ended December 31, 2007.

/s/ Deloitte & Touche S.p.A.

Milan, Italy

June 24, 2008

Ancona Bari Bergamo Bologna Brescia Cagliari Firenze Genova Milano Napoli Padova Parma	A Member of
Roma Torino Treviso Verona Vicenza	Deloitte Touche Tohmatsu

Sede Legale: Via Tortona 25 - 20144 Milano - Capitale Sociale: Euro 10.328.220,00 i.v.
Partita IVA/Codice Fiscale/Registro delle Imprese Milano n. 03049560166 - R.E.A. Milano n. 1720239